Exhibit 99.1

CastlePoint Reports Fourth Quarter and Full Year 2007 Results

HAMILTON, Bermuda--(BUSINESS WIRE)--CastlePoint Holdings, Ltd. (NASDAQ: CPHL) today reported net income of $4.6 million and diluted earnings per share of $0.12 for the fourth quarter of 2007 and $32.7 million and $0.89, respectively, for the full year 2007. Excluding realized and unrealized gains (losses)(a), net income and diluted earnings per share for the fourth quarter were $12.5 million and $0.32 per share, respectively and $41.6 million and $1.14, respectively, for the full year 2007.

Key Operating Highlights (all percentage increases compare the fourth quarter and full year results to the same period in 2006):

  Net income and diluted earnings per share excluding realized and unrealized gains (losses)(a), increased by 84.1% and 39.1%, respectively during the fourth quarter and 296.1% and 142.6%, respectively for the full year.
  Our return on average equity excluding realized and unrealized gains (losses)(a), increased by 2.2 percentage points to 12.0% in the fourth quarter and by 5.8 percentage points to 10.9% for the full year.
  Net premiums written for the quarter increased by 173.3% to $133.2 million and by 127.8% to $376.2 million for the full year.
  Net combined ratio for the total of our reinsurance and insurance segments was 90.0% for the quarter and 88.9% for the full year 2007.

(a) Note on Non-GAAP Financial Measures: Net income, earnings per share and return on average equity, all excluding net realized and unrealized gains (losses) is a common performance measurement for property and casualty insurance companies. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business. Additionally, that number is a key internal management performance standard.

Financial Summary ($ in thousands, except per share data):

	Three Months Ended December 31, 2007	Three Months Ended December 31, 2006	Year Ended December 31, 2007	Year Ended December 31, 2006

Net premiums written	133,244	48,745	376,224	165,151
Net premiums earned	81,218	31,579	248,364	78,970
Net investment income:
Net investment income excl Partnership	9,138	4,487	31,462	11,184
Realized and unrealized gains (losses) on investment in Partnership (1)	(1,049)	0	(1,956)	0
Total net investment income	8,089	4,487	29,506	11,184
Net realized gains (losses) on investments	(8,138)	26	(8,236)	35
Total revenues	84,720	37,034	277,087	92,523
Net income	4,610	6,806	32,740	10,543

Earnings Per Share - Basic	$0.12	$0.23	$0.90	$0.47
Earnings Per Share - Diluted	$0.12	$0.23	$0.89	$0.47
Return on Average Equity	4.4%	9.8%	8.6%	5.1%

The following table provides information on a non-GAAP basis.
Excluding realized and unrealized gains (losses), net of tax: (2)
Net Income excluding realized and unrealized gains (losses), net of tax	12,480	6,780	41,615	10,508
Reconciliation to Net Income:
Realized and unrealized gains (losses) on investment in Partnership (1)	(1,049)	0	(1,956)	0
Net realized gains (losses) on investments	(8,138)	26	(8,236)	35
Tax effect on realized and unrealized gains (losses)	1,317	0	1,317	0
Net Income	$4,610	$6,806	$32,740	$10,543
Earnings per share - Basic	$0.33	$0.23	$1.15	$0.47
Earnings per share - Diluted	$0.32	$0.23	$1.14	$0.47
Return on Average Equity	12.0%	9.8%	10.9%	5.1%

(1) Realized and unrealized gains and losses from our investment in a limited partnership were recorded as a component of net investment income.

(2) Excluding realized and unrealized gains (losses) on all investments including limited partnerships.

Michael H. Lee, Chief Executive Officer of CastlePoint Holdings, Ltd. stated “We are extremely pleased with our operating results for the fourth quarter and the full year 2007, which was our first full year of operation since commencing business in April 2006. During the year, we significantly increased our net premiums written by 127.8% from the same period last year to $376 million by successfully delivering our unique business solutions to respond to the needs of our clients. In addition to providing Tower Group, Inc., our sponsor and largest client, with quota share reinsurance and risk sharing solutions, we were able to develop strong relationships with other clients that provided 25% of our total premium volume production. Since most of our agreements with these clients were established in the latter part of 2007, we anticipate strong production from these clients in 2008. In addition to successfully growing our business, we were able to maintain our underwriting discipline as reflected by an 88.9% combined ratio that we achieved in 2007. With respect to our investments, we took affirmative steps during the quarter to maintain the quality of our investment portfolio by writing down certain investments in anticipation of a sale. In particular, we recorded an other-than-temporarily impaired charge of $9.0 million on certain subprime exposed asset back securities held in a fund and on common stocks investing in REITs. Of the $9.0 million charge reflected in net income, a significant portion had already been reflected in our third quarter Shareholders’ Equity as unrealized losses. In February of 2008, we also eliminated all of our exposure to sub-prime mortgages that we wrote down in the fourth quarter by selling all our subprime exposed investments at a nominal additional loss. As a result of these actions, we believe we have prudently responded to the challenges in the investment environment and strengthened our balance sheet to support our growth in 2008.”

Net earned premiums increased 157.2% to $81.2 million in the fourth quarter of 2007 as compared to $31.6 million for the same period in 2006. Net premiums earned represented 61.0% of net premiums written for the three months ended December 31, 2007 compared to 64.8% for the same period in 2006. For the full year 2007, net earned premiums increased 214.5% to $248.4 million as compared to $79.0 million for the full year 2006.

Net investment income increased by 80.3% to $8.1 million for the three months ended December 31, 2007, compared to $4.5 million for the same period in 2006. For the fourth quarter, net investment income included a realized loss of $0.2 million and an unrealized loss of $0.9 million in a limited partnership accounted for under the equity method. For the full year 2007, net investment income increased by 163.8% to $29.5 million compared to $11.2 million in 2006. For the full year, net investment income included a realized gain of $0.2 million and an unrealized loss of $2.2 million in a limited partnership. The overall yield on our investment portfolio was 5.3% for the full year 2007. The overall investment portfolio at December 31, 2007 is AA+ rated, and the total exposure to subprime mortgages at December 31, 2007 is approximately $8.0 million, all of which was sold in February 2007 for an additional loss of $0.2 million.

CastlePoint Re, our Bermuda based reinsurance subsidiary, assumed 40% of Tower’s brokerage business as well as 50% of CastlePoint Insurance Company’s program business in the quarter and 29.8% of its premiums were from external clients other than Tower and CastlePoint Insurance Company. Net premiums written increased by 58.0% to $77.0 million for the three months ended December 31, 2007 compared to $48.7 million for the same period in the prior year. The net combined ratio was 87.0% in the quarter as compared to 86.5% for the same prior year period. For the full year 2007, net premiums written increased by 72.5% to $284.8 million compared to $165.2 million for 2006. The net combined ratio was 87.5% for 2007 as compared to 88.1% for 2006.

CastlePoint Insurance Company had net written premiums in the fourth quarter of $56.3 million and $91.4 million for the full year. Gross written premiums for the full year consisted of $97.4 million from Tower and $13.6 million of program business.

For the fourth quarter, CastlePoint Management Company managed gross written premiums of $19.4 million of which $11.1 million was written by Tower and $8.3 million was written by CastlePoint Insurance. For the full year, managed gross written premiums were $37.7 million, of which $23.5 million was written by Tower and $14.2 million was written by CastlePoint Insurance.

Additional Highlights and Disclosures:

Dividend Declaration

CastlePoint Holdings, Ltd. Board of Directors has approved a quarterly dividend of $0.025 per share payable March 31, 2008 to stockholders of record as of March 17, 2008.

2008 Guidance

For the first quarter of 2008, we project our net income to be in a range between $9.5 million and $12.0 million, and diluted earnings per share to be in a range between $0.25 and $0.31 per share. For the full year our guidance for net income is in a range of $67.5 million to $71.5 million with diluted earnings per share between $1.75 and $1.85.

About CastlePoint Holdings, Ltd.

CastlePoint, a Bermuda-based holding company, through its subsidiaries, CastlePoint Reinsurance Company, CastlePoint Management Corp., and CastlePoint Insurance Company, provides property and casualty insurance and reinsurance business solutions, products and services to small insurance companies and program underwriting agents in the United States.

CPHL-F

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release or any other written or oral statements made by or on behalf of CastlePoint may include forward-looking statements that reflect CastlePoint’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," “project,” ”guide or guidance,” "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause CastlePoint’s actual results to differ materially from those indicated in these statements. The company believes that these factors include but are not limited to ineffectiveness or obsolescence of its business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than CastlePoint’s underwriting, reserving or investment practices anticipate based on historical experience or industry data; the ability to obtain necessary governmental licenses; the ability to hire and retain executive officers and other key personnel; the ability to make certain acquisitions in a timely fashion necessary to fulfill the company’s business plan; the effects of acts of terrorism or war; developments in the world's financial and capital markets that adversely affect the performance of the company’s investments; changes in regulations or laws applicable to CastlePoint, its subsidiaries, brokers or customers including tax laws in Bermuda and the United States; acceptance of CastlePoint’s products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of CastlePoint’s reinsurers to pay claims timely or at all; decreased demand for the company’s insurance or reinsurance products; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under CastlePoint’s insurance policies or the policies that it reinsures; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and CastlePoint undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

For more information visit CastlePoint’s website at

http://www.castlepoint.bm/.

CastlePoint Holdings, Ltd.
Consolidated Balance Sheets
($ in thousands)
(Unaudited)

	December 31,
	2007	2006
Assets
Fixed-maturity securities, available-for-sale, at fair value (amortized cost $484,523 for 2007; $293,878 for 2006)
	$484,972	$295,527
Equity securities, available-for-sale, at fair value (cost $43,927 for 2007; $0 for 2006)
	42,402	-
Short-term investments, available-for-sale, at fair value (amortized cost $0 for 2007; $51,626 for 2006)
	-	51,638
Total available-for-sale investments	527,374	347,165
Investment in Tower preferred stock	-	40,000
Investment in Partnership, equity method	8,503	-
Common trust securities—statutory business trusts, equity method	4,022	3,094
Total investments	539,899	390,259
Cash and cash equivalents	153,632	34,784
Accrued investment income	4,064	2,211
Assumed premiums receivable (primarily with related parties)	125,597	44,930
Premiums receivable—programs (primarily with related parties)	9,083	1,295
Prepaid reinsurance premiums	3,475	-
Deferred acquisition costs (primarily with related parties)	73,073	30,363
Deferred income taxes	7,051	1,089
Deferred financing fees	3,673	3,084
Other assets	7,196	3,327
Total Assets	$926,743	$511,342

Liabilities and Shareholders' Equity
Liabilities
Loss and loss adjustment expenses (primarily with related parties)	$121,426	$34,192
Unearned premium (primarily with related parties)	217,518	86,181
Assumed losses payable (primarily with related parties)	8,527	3,496
Premiums payable—programs (primarily with related parties)	16,257	1,072
Accounts payable and accrued expenses	3,592	2,869
Other liabilities	3,595	725
Subordinated debentures	134,022	103,094
Total Liabilities	504,937	231,629
Commitments and Contingent Liabilities
Shareholders' Equity
Common shares ($0.01 par value, 100,000,000 shares authorized, 38,289,430 shares issued as of December 31, 2007 and 29,580,000 shares issued as of December 31, 2006)
	383	296
Additional paid-in-capital	385,057	269,472
Accumulated other comprehensive (loss) income	(1,051)	1,657
Retained earnings	37,417	8,288
Total Shareholders' Equity	421,806	279,713
Total Liabilities and Shareholders' Equity	$926,743	$511,342

CastlePoint Holdings, Ltd.
Consolidated Statement of Income and Comprehensive Income
($ in thousands except per share amounts)
(Unaudited)

	Year Ended December 31,
	2007	2006	2005
Revenues
Net premiums earned (primarily with related parties)	$248,364	$78,970	$-
Insurance service revenue (primarily with related parties)	7,453	2,334	-
Net investment income	29,506	11,184	-
Net realized (loss) gain on investments	(8,236)	35	-
Total Revenues	277,087	92,523	-
Expenses
Loss and loss adjustment expenses (primarily with related parties)
	131,335	40,958	-
Commission and other acquisition expenses (primarily with related parties)
	91,602	29,405	-
Other operating expenses	17,851	12,153	36
Interest expense	9,416	557	-
Total Expenses	250,204	83,073	36
Income (loss) before income taxes	26,883	9,450	(36)
Income tax benefit	5,857	1,093	-
Net Income (loss)	$32,740	$10,543	$(36)

Comprehensive Income (loss)
Net income (loss)	$32,740	$10,543	$(36)
Other comprehensive income (loss):
Gross unrealized investment holding (losses) gains arising during period	(11,048)	1,696	-
Less: reclassification adjustment for (losses) gains included in net income	(8,236)	35	-
	(2,812)	1,661	-
Income tax benefit (expense) related to items of other comprehensive income (loss)	104	(4)	-
Total other comprehensive (loss) income	(2,708)	1,657	-
Comprehensive Income (loss)	$30,032	$12,200	$(36)

Earnings Per Share
Basic earnings per common share	$0.90	$0.47	NM
Diluted earnings per common share	$0.89	$0.47	NM

Weighted-average common shares outstanding
Basic	36,313	22,336	-

Reinsurance Segment Results of Operations (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
	($ in thousands)
Revenues
Premiums earned
Gross premiums earned	$68,121	$31,580	$229,292	$78,970
Less: ceded premiums earned	(5)	—	(5)	—
Net premiums earned	68,116	31,580	229,287	78,970
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	35,487	15,661	119,562	40,958
Less: ceded loss and loss adjustment expenses	—	—	—	—
Net loss and loss adjustment expenses	35,487	15,661	119,562	40,958
Underwriting expenses
Ceding commission expense	22,917	10,804	77,551	27,209
Other underwriting expenses	888	848	3,502	1,383
Total underwriting expenses	23,805	11,652	81,053	28,592
Underwriting Profit	$8,824	$4,267	$28,672	$9,420

Key Measures
Premiums Written
Gross premiums written	$76,995	$48,745	$284,843	$165,151
Less: ceded premium written	(5)	--	(5)	--
Net premium written	$76,990	$48,745	$284,838	$165,151

Loss Ratios
Gross	52.1%	49.6%	52.1%	51.9%
Net	52.1%	49.6%	52.1%	51.9%
Accident Year Loss Ratios
Gross	51.6%	49.6%	52.6%	51.9%
Net	51.6%	49.9%	52.6%	51.9%
Underwriting Expense Ratios
Gross	34.9%	36.9%	35.3%	36.2%
Net	34.9%	36.9%	35.4%	36.2%
Combined Ratios
Gross	87.0%	86.5%	87.4%	88.1%
Net	87.0%	86.5%	87.5%	88.1%

Insurance Segment Results of Operations (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
	($ in thousands)
Revenues
Premiums earned
Gross premiums earned	$17,667	$—	$25,061	$—
Less: ceded premiums earned	(4,566)	—	(5,985)	—
Net premiums earned	13,101	—	19,076	—
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	11,189	—	15,219	—
Less: ceded loss and loss adjustment expenses	(3,131)	—	(3,446)	—
Net loss and loss adjustment expenses	8,059	—	11,773
Underwriting expenses
Ceding commission expense	5,268	—	7,814	—
Other underwriting expenses	445	—	596	—
Total underwriting expenses	5,713	—	8,410	—
Underwriting Loss	$(671)	$—	$(1,107)	$—

Key Measures
Premiums Written
Gross premiums written	$68,729	--	$110,957	--
Less: ceded premium written	(12,475)	--	(19,971)	--
Net premium written	$56,254	--	$91,386	--

Gross	63.3%	n/a	60.7%	n/a
Net	61.5%	n/a	61.7%	n/a
Accident Year Loss Ratios
Gross	63.3%	n/a	60.7%	n/a
Net	61.5%	n/a	61.7%	n/a
Underwriting Expense Ratios
Gross	32.3%	n/a	33.6%	n/a
Net	43.6%	n/a	44.1%	n/a
Combined Ratios
Gross	95.6%	n/a	94.3%	n/a
Net	105.1%	n/a	105.8%	n/a

Insurance Services Segment Results of Operations (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
	($ in thousands)
Revenues
Direct commission revenue from programs	$3,551	$942	$7,453	$2,334
Total Revenues	3,551	942	7,453	2,334
Expenses
Direct commission expense from programs	3,306	672	6,236	1,688
Other insurance services expenses	2,158	1,844	6,725	3,601
Total Expenses	5,464	2,516	12,961	5,289
Insurance Services Loss	$(1,913)	$(1,574)	$(5,508)	$(2,955)

CONTACT:
CastlePoint Holdings, Ltd.
Joel Weiner, 441-294-6400
Senior Vice President and Chief Financial Officer
Joel.Weiner@CastlePoint.bm